Exhibit 99.1
LegalZoom Reports Strong First Quarter 2025 Financial Results, Reiterates 2025 Guidance of 5% Revenue Growth and Commitment to Profitability Targets

•Solid execution with first quarter results exceeding high end of outlook range
•First quarter revenue of $183.1 million, up 5% year-over-year

•Subscription revenue of $116.3 million, an increase of 8% year-over-year, reflecting ongoing progress in initiatives to grow subscription business

•First quarter net income of $5.1 million, up 8% year-over-year, and net income margin of 3%, which was flat year-over-year

•First quarter Adjusted EBITDA of $37.0 million, up 33% year-over-year, and Adjusted EBITDA margin of 20%, an increase of 400 basis points year-over-year

•Ended the quarter with cash and cash equivalents of $210.0 million, delivered $50.7 million in cash from operating activities and $41.3 million in free cash flow

•Announces $100 million increase in share repurchase authorization
MOUNTAIN VIEW, California – May 7, 2025 – LegalZoom.com, Inc. (Nasdaq: LZ) today announced results for its first quarter ended March 31, 2025.
“Our first quarter results reflect accelerating subscription growth and solid progress towards our goal of double-digit subscription revenue growth in the fourth quarter,” said Jeff Stibel, Chairman and Chief Executive Officer of LegalZoom. “While no company is immune to today’s volatile environment, our first quarter results exceeded our expectations based on the success of our subscription initiatives, the early rollout of higher value products and solid progress from our Formation Nation integration. We are confident in our ability to execute, and are reiterating our full year revenue outlook of 5% year-over-year growth.”
Noel Watson, LegalZoom’s Chief Operating Officer and Chief Financial Officer said, “Our strong execution, continued focus on cost discipline and better than expected revenue performance resulted in a 33% year-over-year increase in Adjusted EBITDA to $37.0 million. We will remain nimble in response to macroeconomic uncertainty and have strong conviction in our ability to deliver on our Adjusted EBITDA guidance of $165 million based on our highly variable cost structure.”
First Quarter 2025 Highlights
•Revenue was $183.1 million for the quarter, up 5% year-over-year:
◦Transaction units increased 1% year-over-year; transaction revenue of $66.9 million increased 1% year-over-year.
◦Subscription units at period end increased 20% year-over-year; subscription revenue of $116.3 million grew 8% year-over-year.
•Net income was $5.1 million for the quarter, or 3% of revenue, compared to net income of $4.7 million, or 3% of revenue, for the same period in 2024.
•Non-GAAP net income was $23.8 million for the quarter compared to Non-GAAP net income of $18.3 million in the same period in 2024.
•Adjusted EBITDA was $37.0 million for the quarter, or 20% of revenue, compared to $27.9 million, or 16% of revenue, for the same period in 2024.
•Cash flow provided by operating activities was $50.7 million for the quarter compared to $34.2 million for the same period in 2024.
•Free cash flow was $41.3 million for the quarter compared to $24.7 million for the same period in 2024.

•Cash and cash equivalents were $210.0 million as of March 31, 2025 compared to $142.1 million as of December 31, 2024.

First Quarter 2025 Operational Highlights
•On February 10, 2025, LegalZoom announced the acquisition of Formation Nation, a small business services company. Formation Nation provides services ranging from white-glove business formation and compliance offerings under its “Nevada Corporate Headquarters” (NCH) business to low-cost business formations under its flagship “Inc Authority” brand. LegalZoom expects this acquisition to significantly strengthen its customer service profile, expand its portfolio of offerings, and enable the Company to reach a broader customer base. Revenue attributable to Formation Nation since the acquisition date was $8.6 million for the three months ended March 31, 2025.

•On March 25, 2025, LegalZoom announced the appointment of Pratik Savai as Chief Technology Officer. In this role, he will spearhead advancing LegalZoom’s technology ecosystem, optimizing platform scalability, and harnessing emerging technologies such as generative AI to simplify legal processes for individuals and businesses.

•On March 31, 2025, LegalZoom sold its previously owned office property and received net cash proceeds of approximately $37.1 million after deducting selling costs such as brokerage commissions, title fees, and asset disposal costs.

•Subsequent to the end of the quarter, LegalZoom’s Board of Directors approved a $100.0 million increase in its share repurchase program, resulting in approximately $150.0 million in aggregate remaining repurchase authorization.

First Quarter 2025 Key Business Metrics and Non-GAAP Financial Measures
(unaudited, in thousands except AOV, ARPU and percentages)

	Three Months Ended March 31,		% Growth
			(Decline)
	2025	2024	YOY
Total revenue	$183,110	$174,214	5%
Transaction revenue	$66,853	$66,317	1%
Subscription revenue	$116,257	$107,897	8%
Gross profit	$116,550	$105,830	10%
Gross margin	64%	61%	5%
Net Income	$5,127	$4,744	8%
Net income margin	3%	3%	—%
Net Income per share — basic:	$0.03	$0.03	—%
Net Income per share — diluted:	$0.03	$0.02	50%
Net cash provided by operating activities	$50,703	$34,194	48%
Non-GAAP Financial Measures
Non GAAP net income	$23,822	$18,344	30%
Non GAAP net income per share — basic:	$0.13	$0.10	30%
Non GAAP net income per share — diluted:	$0.13	$0.09	44%
Adjusted EBITDA	$37,012	$27,902	33%
Adjusted EBITDA margin	20%	16%	25%
Free cash flow	41,325	24,717	67%
Key Business Metrics
Transaction units	341	336	1%
Business formations	131	139	(6%)
Average order value (AOV)	$196	$198	(1%)

	Three Months Ended March 31,		% Growth
			(Decline)
	2025	2024	YOY
Subscription units at period end	1,924	1,605	20%
Average revenue per subscription unit (ARPU) at period end	$252	$272	(7%)
Certain percentages may not recalculate due to rounding.
Financial Outlook
For the second quarter ending June 30, 2025, LegalZoom currently expects:
•Revenue in the range of $181 million to $185 million, or 3% year-over-year growth at the midpoint
•Adjusted EBITDA in the range of $37 million to $41 million, reflecting an Adjusted EBITDA margin of 21% at the midpoint

LegalZoom is reiterating its outlook for the full year ending December 31, 2025 as follows:

•Revenue growth of approximately 5% year-over-year
•Adjusted EBITDA of approximately $165 million, reflecting an Adjusted EBITDA margin of approximately 23%
Webcast and Conference Call Information
A webcast and conference call to discuss first quarter 2025 results is scheduled for today, May 7, 2025, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to register Here.
A live audio webcast of the event will be available on the LegalZoom Investor Relations website: https://investors.legalzoom.com. An archived replay of the webcast also will be available shortly after the live event.
Forward-Looking Statements
This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding our quarterly and annual guidance.
The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: our dependence on business formations; our dependence on customers expanding the use of our platform, including converting our transactional customers to subscribers and our subscribers renewing their subscriptions with us; the impact of macroeconomic challenges or uncertainty on our business; our ability to sustain our revenue growth rate and remain profitable in the future; our ability to provide high-quality products and services, customer care and customer experience; our ability to continue to innovate and provide a platform that is useful to our customers and that meets our customers’ expectations; the competitive legal solutions market; our dependence on our brand and reputation; our ability to maintain and expand strategic relationships with third parties; our ability to hire and retain top talent and motivate our employees; our ability to effectively integrate Formation Nation, Inc. into our existing operations; risks and costs associated with complex and evolving laws and regulations; our ability to maintain effective in our internal control over financial reporting; and other factors discussed in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission, or SEC, on February 26, 2025, as well as any factors in our subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income margin, Non-GAAP net income per share and free cash flow. We use these non-GAAP financial measures to better understand and evaluate our core operating performance. We believe that these non-GAAP financial measures provide management and our investors with useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We also believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. These non-GAAP measures should not be considered in isolation of, or as a substitute or an alternative to, measures prepared and presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted to exclude interest expense, interest income, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation and certain non-recurring income and expenses from time to time. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, preparing and approving our annual budget and operational planning. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period or that we believe are not indicative of our underlying operating performance. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which include that Adjusted EBITDA:
•may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure;
•does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect changes in, or cash requirements for, our working capital needs;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy; and
•does not reflect certain other expenses that we do not consider representative of our underlying operating performance, but that reduce cash available to us.

We define Non-GAAP net income as net income (loss) adjusted to exclude amortization of acquired intangible assets, stock-based compensation expense and certain non-recurring income and expenses from time to time, net of related income tax impacts. We define net income (loss) margin as net loss as a percentage of revenue. We define Non-GAAP net income (loss) margin as Non-GAAP net income (loss) as a percentage of revenue. We define Non-GAAP net income (loss) per share attributable to common stockholders as Non-GAAP net income (loss) divided by basic and diluted weighted-average common stock.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We believe free cash flow provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet, once our business needs and obligations are met. The usefulness of free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry.
We are not providing a reconciliation for our non-GAAP outlook on a forward-looking basis (including the information under “Financial Outlook” above), as we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of LegalZoom’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is a leading online platform for legal services, transforming how individuals and small businesses navigate the legal system. By combining intuitive technology with access to experienced attorneys—whether through our vast independent attorney network or LegalZoom Legal Services (LZLS) law firm—we offer the tools and guidance people need to confidently manage everything from business formation and compliance to estate planning and ongoing legal support.
With over two decades of experience and millions of customers served, LegalZoom helps individuals and small businesses navigate legal needs with confidence. For more information, please visit www.legalzoom.com.
Contact
Investor Relations
investor@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$209,973	$142,064
Accounts receivable, net	17,935	8,511
Prepaid expenses and other current assets	20,437	17,926
Current assets held for sale	—	22,722
Total current assets	248,345	191,223
Property and equipment, net	60,167	59,788
Goodwill	141,131	63,318
Intangible assets, net	24,306	8,653
Operating lease right-of-use assets	14,220	7,189
Deferred income taxes	35,341	34,696
Available-for-sale debt security	1,588	1,377
Other assets	7,568	7,639
Total assets	$532,666	$373,883
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$35,489	$31,150
Accrued expenses and other current liabilities	72,447	57,928
Deferred revenue	211,094	174,643
Operating lease liabilities	3,465	1,861
Total current liabilities	322,495	265,582
Operating lease liabilities, non-current	11,147	6,018
Deferred revenue	352	381
Other liabilities	11,460	8,645
Total liabilities	345,454	280,626
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 100,000 shares authorized at March 31, 2025 and December 31, 2024, none issued or outstanding at March 31, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value; 1,000,000 shares authorized; 181,177 shares and 173,619 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	182	175
Additional paid-in capital	1,250,279	1,161,538
Accumulated deficit	(1,064,190)	(1,069,317)
Accumulated other comprehensive income	941	861
Total stockholders’ equity	187,212	93,257
Total liabilities and stockholders’ equity	$532,666	$373,883

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue	$183,110	$174,214
Cost of revenue	66,560	68,384
Gross profit	116,550	105,830
Operating expenses:
Sales and marketing	61,378	53,753
Technology and development	21,322	23,957
General and administrative	39,221	23,065
Gain on sale of assets held for sale	(14,337)	—
Total operating expenses	107,584	100,775
Income from operations	8,966	5,055
Interest expense	(182)	(61)
Interest income	1,483	2,887
Other income, net	347	93
Income before income taxes	10,614	7,974
Provision for income taxes	5,487	3,230
Net income	$5,127	$4,744
Net income attributable to common stockholders—basic and diluted
Net income per share — basic:	$0.03	$0.03
Net income per share — diluted:	$0.03	$0.02
Weighted-average shares used to compute net income per share — basic:	176,829	188,618
Weighted-average shares used to compute net income per share — diluted:	180,616	193,397

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$5,127	$4,744
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,406	7,670
Amortization of right-of-use assets	618	687
Amortization of debt issuance costs	56	57
Stock-based compensation	29,756	14,856
Deferred income taxes	1,996	1,263
Change in fair value of other equity security	(302)	—
Unrealized foreign exchange loss	76	346
Gain on sale of assets held for sale	(14,337)	—
Loss on disposal of property and equipment	99	—
Changes in operating assets and liabilities:
Accounts receivable	(9,148)	(3,989)
Prepaid expenses and other current assets	(2,238)	(2,758)
Other assets	204	44
Accounts payable	5,329	1,428
Accrued expenses and other liabilities	(3,247)	(9,086)
Operating lease liabilities	(536)	(606)
Income tax payable	6	(55)
Deferred revenue	26,838	19,593
Net cash provided by operating activities	50,703	34,194
Cash flows from investing activities
Acquisition, net of cash acquired	(48,123)	—
Proceeds from disposal of building	37,051	—
Purchase of property and equipment	(9,378)	(9,477)
Net cash used in investing activities	(20,450)	(9,477)
Cash flows from financing activities
Repayment of capital lease obligations	(2)	(6)
Repurchase of common stock	—	(12,783)
Shares surrendered for settlement of minimum statutory tax withholding	(5,942)	(9,564)
Proceeds from issuance of stock under employee stock plans	43,548	82
Net cash provided by (used in) financing activities	37,604	(22,271)
Effect of exchange rate changes on cash and cash equivalents	52	(36)
Net increase in cash and cash equivalents	67,909	2,410
Cash and cash equivalents, at beginning of the period	142,064	225,719
Cash and cash equivalents, at end of the period	$209,973	$228,129
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net income to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended March 31,
	2025	2024
	(in thousands, except percentages)
Reconciliation of net income to Adjusted EBITDA
Net income	$5,127	$4,744
Interest expense	182	61
Interest income	(1,483)	(2,887)
Provision for income taxes	5,487	3,230
Depreciation and amortization	10,406	7,670
Other income, net	(347)	(93)
Stock-based compensation	29,756	14,856
Transaction-related expenses(1)	1,543	—
Gain on sale of assets held for sale	(14,337)	—
Restructuring costs(2)	678	321
Adjusted EBITDA	$37,012	$27,902
Net income margin	3%	3%
Adjusted EBITDA margin	20%	16%
(1)     For 2025, transaction-related expenses related to our acquisition of Formation Nation.
(2)    For 2025 and 2024, restructuring costs related to the reduction of our U.S. headcount.

Non-GAAP Net Income, Non-GAAP Net Income Margin and diluted Non-GAAP Net Income Per Share
The following table presents a reconciliation of net income to Non-GAAP net income for each of the periods indicated (unaudited):

	Three Months Ended March 31,
	2025	2024
	(in thousands, except per share amounts)
Reconciliation of Net income to Non-GAAP net income
Net income	$5,127	$4,744
Amortization of acquired intangible assets	1,647	1,270
Stock-based compensation	29,756	14,856
Transaction-related expenses(1)	1,543	—
Restructuring costs(2)	678	321
Gain on sale of assets held for sale	(14,337)	—
Income tax effects(3)	(592)	(2,847)
Non-GAAP net income	$23,822	$18,344
Net income margin	3%	3%
Non-GAAP net income margin	13%	11%
Net income per share — basic	$0.03	$0.03
Net income per share — diluted	$0.03	$0.02
Non-GAAP net income per share — basic	$0.13	$0.10
Non-GAAP net income per share — diluted	$0.13	$0.09
Weighted-average shares used to compute net income per share — basic	176,829	188,618
Weighted-average shares used to compute net income per share — diluted	180,616	193,397
Weighted-average shares used to compute Non-GAAP net income per share — basic	176,829	188,618
Weighted-average shares used to compute Non-GAAP net income per share — diluted	180,616	193,397
(1)For 2025, transaction-related expenses related to our acquisition of Formation Nation.
(2)For 2025 and 2024, restructuring costs related to the reduction of our U.S. headcount.
(3)The estimated income tax effect of the non-GAAP pre-tax adjustments is determined by applying the statutory rate of the originating jurisdiction, if applicable.

The following table shows the computation of basic and diluted Non-GAAP net income per share (unaudited):

	Three Months Ended March 31,
	2025	2024
	(in thousands, except per share amounts)
Non-GAAP net income and Non-GAAP net income per share:
Non-GAAP net income	$23,822	$18,344
Reconciliation of denominator for net income per share to Non-GAAP net income per share:
Weighted-average shares used to compute net income per share — basic:	176,829	188,618
Effect of potentially dilutive securities:
Options to purchase common stock	60	2,055
RSUs	3,713	2,718
Employee stock purchase plan	14	6
Weighted-average common stock used in computing Non-GAAP net income per share — diluted	180,616	193,397
Non-GAAP net income per share — basic	$0.13	$0.10
Non-GAAP net income per share — diluted	$0.13	$0.09
Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$50,703	$34,194
Purchase of property and equipment	(9,378)	(9,477)
Free cash flow	$41,325	$24,717